DISTRIBUTION PLAN OF CLASS B SHARES

EVERGREEN MUNICIPAL TRUST

     Section  1. The  Evergreen Municipal Trust (the  "Trust"),  individually and/or on behalf of its series  (each a "Fund")  referred to in Exhibit A to this 12b‑1  Distribution Plan (the "Plan") may act as the distributor of certain securities  of  which  it is the  issuer,  pursuant  to  Rule  12b‑1  under  the

Investment  Company Act of 1940 (the "1940 Act")  according to the terms of this

Plan.

     Section 2. The Fund may expend daily  amounts at an annual rate of 1.00% of the average  daily net asset value of its Class B Shares to finance any activity which is principally intended to result in the sale of Shares including, without limitation,  expenditures  consisting of payments to a principal  underwriter of the Fund ("Principal Underwriter") or others in order: (i) to enable payments to be made by the  Principal  Underwriter  or  others  for any  activity  primarily intended to result in the sale of Shares,  including,  without  limitation,  (a)

compensation to public relations  consultants or other persons  assisting in, or

providing   services  in  connection  with,  the  distribution  of  Shares,  (b)

advertising,   (c)  printing  and  mailing  of  prospectuses   and  reports  for

distribution  to persons other than existing  shareholders,  (d) preparation and distribution  of  advertising  material  and sales  literature,  (e)  commission payments,  and principal and interest expenses  associated with the financing of commission  payments,  made by the Principal  Underwriter in connection with the sale of Shares and (f)  conducting  public  relations  efforts such as seminars;

(ii) to enable the Principal  Underwriter  or others to receive,  pay or to have paid to others  who have sold  Shares,  or who  provide  services  to holders of

Shares, a maintenance or other fee in respect of services provided to holders of

Shares,  at such  intervals  as the  Principal  Underwriter  or such  others may determine, in respect of Shares previously sold and remaining outstanding during the period in respect  of which  such fee is or has been paid;  and/or  (iii) to compensate the Principal Underwriter or such others for their efforts in respect of  sales  of  Shares  since  inception  of the  Plan or any  predecessor  plan.

Appropriate  adjustments  shall be made to the  payments  made  pursuant to this

Section 2 to the extent  necessary to ensure that no payment is made by the Fund with respect to any Class in excess of any limit  imposed on asset based,  front end and deferred  sales  charges  under any rule or  regulations  adopted by the

National  Association  of  Securities  Dealers,  Inc.  (the  "NASD  Rules").  In

addition, to the extent any amounts paid hereunder fall within the definition of an "asset  based  sales  charge"  under said NASD Rules such  payments  shall be limited to .75 of 1% of the aggregate net asset value of the Shares on an annual basis  and,  to the  extent  that  any such  payments  are  made in  respect  of

"shareholder  services" as that term is defined in the NASD Rules, such payments shall be limited to .25 of 1% of the  aggregate net asset value of the Shares on an annual  basis and  shall  only be made in  respect  of  shareholder  services rendered during the period in which such amounts are accrued.

     Section 3. This Plan shall not take effect  with  respect to any Fund until it has been  approved  by votes of a majority of (a) the  outstanding  Shares of such Fund,  (b) the Trustees of the Trust,  and (c) those  Trustees of the Trust who are not  "interested  persons"  (as defined in the 1940 Act) and who have no direct or  indirect  financial  interest  in the  operation  of this Plan or any agreements of the Trust related  hereto or any other person related to this Plan

("Disinterested  Trustees"),  cast in person at a meeting called for the purpose of voting on this Plan.  In  addition,  any  agreement  related to this Plan and entered into by the Trust on behalf of the Fund in  connection  therewith  shall not take  effect  until it has been  approved  by votes of a majority of (a) the

Board of Trustees of the Trust, and (c) the Disinterested Trustees of the Trust.

     Section 4. Unless sooner terminated  pursuant to Section 6, this Plan shall continue  in effect  for a period of one year from the date it takes  effect and thereafter shall continue in effect for additional periods that shall not exceed one year so long as such  continuance  is  specifically  approved  by votes of a

majority  of  both  (a)   the  Board  of  Trustees  of  the  Trust  and  (b)  the

Disinterested  Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan, provided that payments for services  theretofore provided or for reimbursement of expenses  theretofore incurred or accrued prior to termination of this Plan in accordance with Section 2 may be continued by the

Fund to the extent provided for in Section 6, below, as applicable.

     Section 5. Any person  authorized to direct the  disposition of monies paid or payable  pursuant to this Plan or any related  agreement shall provide to the

Trust's Board and the Board shall review at least  quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 6.  Payments  with  respect to services  provided by the  Principal

Underwriter  or  others  pursuant  to  Section  2,  above,  shall be  authorized hereunder,  whether  or not this  Plan has been  otherwise  terminated,  if such payments are for services  theretofore provided or for reimbursement of expenses theretofore  incurred  or  accrued  prior to  termination  of this Plan in other respects and if such payment is or has been so approved by the Board,  including

the  Disinterested   Trustees,  or agreed to by the Fund with such approval,  all

subject  to  such   specific   implementation   as  the  Board,   including  the

Disinterested Trustees, may approve; provided that, at the time any such payment is made, whether or not this Plan has been otherwise  terminated,  the making of such  payment  will not cause the  limitation  upon such  payments  set forth in

Section 2 to be exceeded.  Without limiting the generality of the foregoing, the

Fund may pay to, or on the order of, any person who has served from time to time as  Principal  Underwriter  amounts  for  distribution  services  pursuant  to a principal underwriting  agreement or otherwise.  Any such principal underwriting agreement may, but need not, provide that such Principal Underwriter may be paid for  distribution  services to Class B Shares and/or other specified  classes of shares  of the Fund  (together  the  "B‑Class‑of‑Shares"),  a fee  which  may be designated a Distribution Fee and may be paid at a rate per annum up to .75 % of the average daily net asset value of such B‑Class‑of‑Shares of the Fund and may,

but need not, also provide:  (I) that a Principal  Underwriter will be deemed to have fully earned its "Allocable  Portion" of the Distribution Fee upon the sale of the  Commission  Shares (as defined in the  Allocation  Schedule)  taken into account in determining its Allocable Portion; (II) that the Fund's obligation to pay such Principal  Underwriter its Allocable  Portion of the  Distribution  Fee

shall be absolute and unconditional and shall not be subject to dispute, offset,

counterclaim or any defense  whatsoever (it being understood that such provision is not a waiver of the Fund's  right to pursue such  Principal  Underwriter  and enforce such claims against the assets of such Principal  Underwriter other than its right to its Allocable Portion of the Distribution Fee and CDSCs (as defined below);  (III) that the Fund's obligation to pay such Principal  Underwriter its

Allocable  Portion of the  Distribution  Fee shall not be changed or  terminated except to the extent required by any change in applicable law, including without limitation, the 1940 Act, the Rules promulgated thereunder by the Securities and

Exchange  Commission and the Business Conduct Rules of the National  Association

of Securities  Dealers,  Inc., in each case enacted or promulgated  after May 5,

1997, or in connection with a "Complete  Termination" (as hereinafter  defined);

(IV) that the Fund will not waive or change any contingent deferred sales charge

("CDSC") in respect of the Distributor's  Allocable  Portion thereof,  except as provided in the Fund's prospectus or statement of additional information without the consent of the  Principal  Underwriter  or any  assignee  of such  Principal

Underwriter's  rights to its Allocable Portion;  (V) that the termination of the

Principal  Underwriter,  the principal  underwriting agreement or this Plan will not terminate such Principal  Underwriter's  rights to its Allocable  Portion of the CDSCs; and (VI) that any Principal  Underwriter may assign its rights to its

Allocable  Portion of the  Distribution  Fee and CDSCs  (but not such  Principal

Underwriter's   obligations  to  the  Fund  under  its  principal   underwriting

agreement) to raise funds to make expenditures  described in Section 2 above and in connection therewith, and upon receipt of notice of such assignment, the Fund shall pay to the assignee such portion of the Principal  Underwriter's Allocable

Portion of the  Distribution  Fee and CDSCs so  assigned.  For  purposes of such principal underwriting agreement, the term Allocable Portion of Distribution Fee as applied to any Principal Underwriter may mean the portion of the Distribution

Fee allocable to Distributor Shares in accordance with the "Allocation Schedule"

attached to such Principal Underwriter's  principal underwriting agreement.  For purposes of such principal underwriting agreement, the term Allocable Portion of

CDSCs as applied to any Principal  Underwriter may mean the portion of the CDSCs allocable to  Distributor  Shares in  accordance  with the  Allocation  Schedule attached to such Principal Underwriter's  principal underwriting agreement.  For

purposes  of  such  principal   underwriting   agreement,   the  term  "Complete

Termination"  may mean a  termination  of this Plan  involving  the cessation of payments  of the  Distribution  Fee  thereunder,  the  cessation  of payments of distribution  fees pursuant to every other Rule 12b‑1 plan of the Fund for every existing or future  B‑Class‑of‑Shares  and the  cessation of the offering by the

Fund of existing or future  B‑Class‑of‑Shares,  which conditions shall be deemed to be satisfied when they are first complied with and so long thereafter as they are  complied  with prior to the earlier of (i) the date upon which all of the B

Shares which are Distributor  Shares  pursuant to the Allocation  Schedule shall have been redeemed or converted or (ii) a specified date,  after either of which times such  conditions  need no longer be complied  with.  For  purposes of such principal underwriting  agreement,  the term  "B‑Class‑of‑Shares" may mean the B

Class of Shares of the Fund and each other class of shares of the Fund hereafter issued  which would be treated as  "Shares"  under such  Allocation  Schedule or which has economic characteristics substantially similar to those of the B Class of Shares  taking into  account the total sales  charge,  CDSC or other  similar charges  borne  directly  or  indirectly  by the  holder  of the  shares of such classes.

     The parties may agree that the  existing C Class of Shares of the Fund does not have  substantially  similar  economic  characteristics  to the B Classes of

Shares taking into account the total sales charge, CDSC or other similar charges borne  directly or  indirectly  by the holder of such  shares.  For  purposes of clarity the parties to such principal underwriting agreement may state that they intend that a new  installment  load class of shares which may be  authorized by amendments  to Rule  6(c)‑10  under  the  1940 Act  will be  considered  to be a

B‑Class‑of‑Shares if it has economic  characteristics  substantially  similar to the  economic  characteristics  of the  existing B Class of Shares  taking  into account the total sales charge,  CDSC or other similar charges borne directly or indirectly  by the  holder of such  shares  and will not be  considered  to be a

B‑Class‑of‑Shares if it has economic  characteristics  substantially  similar to the  economic  characteristics  of the  existing  C Class of  shares of the Fund taking into account the total sales charge,  CDSC or other similar charges borne directly  or  indirectly  by the holder of such  shares.  For  purposes  of such principal  underwriting  agreement,  "Allocation  Schedule"  may mean a schedule which shall be approved by Directors (as defined below) in connection with their required approval of such principal  underwriting agreement as assigning to each

Principal  Underwriter  of Shares  the  portion   of the total  Distribution  Fee

payable by the Fund under such principal  underwriting  agreement which has been earned  by such  Principal  Underwriter  to the  extent  necessary  so that  the continued payments thereof if such Principal Underwriter ceases to serve in that capacity  does not penalize  the Fund by  requiring it to pay for services  that have not been earned.

     Section 7. This Plan may be terminated at any time with respect to any Fund by vote of a majority of the Disinterested Trustees, or by vote of a majority of the Shares of the Fund, provided that payments for services theretofore provided or for  reimbursement  of  expenses  theretofore  incurred  or accrued  prior to termination  of this Plan in  accordance  with Section 2 may be continued by the

Fund to the extent provided for in Section 6, above, as applicable.

     Section 8. Any agreement of the Trust, with respect to any Fund, related to this Plan shall be in writing and shall provide:

     A. That such agreement may be terminated with respect to a Fund at any time without  payment  of any  penalty,  by vote of a majority  of the  Disinterested

Trustees  or by a vote of a majority of the  outstanding  Shares of such Fund on not more than sixty days written notice to any other party to the agreement; and

     B. That such agreement  shall terminate  automatically  in the event of its assignment.

     Section 9. This Plan may not be amended to increase  materially  the amount of distribution expenses provided for in Section 2 with respect to a Fund unless such  amendment  is approved by a vote of at least a majority (as defined in the

1940 Act) of the outstanding  Shares of such Fund, and no material  amendment to this Plan shall be made unless  approved by votes of a majority of (a) the Board of Trustees of the Trust, and (c) the Disinterested  Trustees of the Trust, cast in person at a meeting called for the purpose of voting on such amendment.

DATED:

September 18, 1997

EXHIBIT A

                                                                                                            As of March 1, 2007

EVERGREEN MUNICIPAL TRUST

Southern State Municipal Bond Funds

Evergreen Alabama Municipal Bond Fund

Evergreen Florida Municipal Bond Fund

Evergreen Georgia Municipal Bond Fund

                        Evergreen Maryland Municipal Bond Fund

Evergreen North Carolina Municipal Bond Fund

Evergreen South Carolina Municipal Bond Fund

Evergreen Virginia Municipal Bond Fund

State Municipal Bond Funds

Evergreen Connecticut Municipal Bond Fund

Evergreen New Jersey Municipal Bond Fund

Evergreen California Municipal Bond Fund

Evergreen New York Municipal Bond Fund

Evergreen Pennsylvania Municipal Bond Fund

National Municipal Bond Funds

Evergreen High Grade Municipal Bond Fund

Evergreen High Income Municipal Bond Fund

(formerly Evergreen Florida High Income Municipal Bond Fund)

                        Evergreen Municipal Bond Fund

Evergreen Short-Intermediate Municipal Fund